Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Compensation Plan of Tremont Mortgage Trust of our report dated July 7, 2017, with respect to the financial statement of Tremont Mortgage Trust included in the prospectus filed with the Securities and Exchange Commission on September 15, 2017 relating to its Registration Statement on Form S-11 (File No. 333-219205), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, MA

November 9, 2017